Exhibit 1.1

Execution Version

INVESTORS REAL ESTATE TRUST

$150,000,000
Common Shares of Beneficial Interest

EQUITY DISTRIBUTION AGREEMENT

November 7, 2019

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

BTIG, LLC

65 East 55th Street

New York, New York 10022

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Raymond James & Associates, Inc.

880 Carillon Pkwy.

St. Petersburg, Florida 33716

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

Investors Real Estate Trust, a North Dakota real estate investment trust (the “Company”), and IRET Properties, a North Dakota Limited Partnership (the “Operating Partnership”), each confirms its agreement (this “Agreement”) with BMO Capital Markets Corp., BTIG, LLC, Jefferies LLC, Raymond James & Associates, Inc. and Robert W. Baird & Co. Incorporated (each an “Agent” and collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company of shares (the “Shares”) of the Company’s common shares of beneficial interest, no par value per share (“Common Shares”), having an aggregate offering price of up to $150,000,000 (the “Maximum Amount”) through or to the Agents, acting as sales agent or principal, on the terms and subject to the conditions set forth in this Agreement.

An “automatic shelf registration statement” (the “registration statement”), as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Act”), on Form S-3 (File No. 333-220378) in respect of the Shares, including a form of prospectus, has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”). The registration statement contains, or incorporates by reference to documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), certain information concerning the offering and sale of the Common Shares, including the Shares, and contains or incorporates by reference additional information concerning the Company and its business; the Commission has not issued an order preventing or suspending the use of the Basic Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement (as defined below), and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s or the Operating Partnership’s knowledge, threatened by the Commission. Except where the context otherwise requires, the term “Registration Statement” means the registration statement, as amended at the time of the registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time. Except where the context requires, the term “Basic Prospectus” means the prospectus dated September 7, 2017, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus. Except where the context otherwise requires, the term “Prospectus Supplement” means the prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares. Except where the context otherwise requires, the term “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(cc) and filed in accordance with the provisions of Rule 424(b) of the Rules and Regulations), together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(g). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company and the Operating Partnership each confirm their agreement with the Agents as follows:

1.             Sale and Delivery of the Shares.

(a)           Agency Transactions. On the basis of the representations, warranties and agreements of the Company and the Operating Partnership herein contained, but subject to the terms and conditions herein set forth, the Company and each Agent agree that the Company may issue and sell through each Agent, acting as sales agent for the Company, the Shares (an “Agency Transaction”) as follows:

(i)               The Company may, from time to time, propose to such Agent the terms of an Agency Transaction by means of a telephone call confirmed promptly by electronic mail in a form substantially similar to Exhibit A hereto (an “Agency Transaction Notice”) from any of the individuals listed as authorized representatives of the Company on Schedule 1 hereto (each, an “Authorized Company Representative”), such proposal to include: the trading day(s) for The New York Stock Exchange (the “NYSE”) (which may not be a day on which the NYSE is scheduled to close prior to its regular weekday closing time) on which the Shares are to be sold (each, a “Trading Day”); the maximum number of Shares that the Company wishes to sell in the aggregate and on each Trading Day; and the minimum price at which the Company is willing to sell the Shares (the “Floor Price”).

(ii)             If such proposed terms for an Agency Transaction are acceptable to such Agent, it shall confirm the terms by countersigning the Agency Transaction Notice for such Agency Transaction and emailing it to an Authorized Company Representative.

(iii)            Subject to the terms and conditions hereof, such Agent shall use its commercially reasonable efforts to sell all of the Shares designated in, and subject to the terms of, such Agency Transaction Notice. The Agents shall not sell any Share at a price lower than the Floor Price. The Company and the Operating Partnership acknowledge and agree with the Agents that (x) there can be no assurance that any Agents will be successful in selling all or any of such Shares, (y) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell any Shares for any reason and (z) each Agent shall be under no obligation to purchase any Shares on a principal basis pursuant to this Agreement except in the case of a Principal Transaction (as defined below) pursuant to this Agreement and the relevant Terms Agreement (as defined below).

(iv)            The Company, acting through an Authorized Company Representative, or an Agent may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend an offering of Shares (including for Shares that have been sold but have not yet settled) pursuant to an Agency Transaction; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(v)             If the terms of any Agency Transaction as set forth in an Agency Transaction Notice contemplate that the Shares shall be sold on more than one Trading Day, then the Company and such Agent shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Transaction Notice.

(vi)            Each Agent, as sales agent in an Agency Transaction, shall not make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (x) by means of ordinary brokers’ transactions that qualify for delivery of the Prospectus in accordance with Rule 153 of the Rules and Regulations and meet the definition of an “at the market offering” under Rule 415(a)(4) of the Rules and Regulations and (y) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Agent in writing.

(vii)           The amount of any discount, commission or other compensation to be paid by the Company to the Agents in connection with the sale of the Shares in an Agency Transaction shall be calculated in accordance with the terms set forth in Schedule 5 hereto and the applicable Agency Transaction Notice. Each Agent shall provide written confirmation to the Company (which may be provided by email to an Authorized Company Representative) following the close of trading on the NYSE on each Trading Day on which Shares are sold in an Agency Transaction under this Agreement, setting forth (i) the number of Shares sold on such Trading Day, (ii) the gross offering proceeds received from such sales, (iii) the commission payable by the Company to the Agents with respect to such sales and (iv) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales) (the “Net Offering Proceeds”).

(viii)         Settlement for sales of the Shares in an Agency Transaction pursuant to this Agreement shall occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, an “Agency Settlement Date”). On each Agency Settlement Date, the Shares sold through such Agent in Agency Transactions for settlement on such date shall be issued and delivered by the Company to such Agent against payment by the Agent to the Company of the Net Offering Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Agent’s or its designee’s account (provided that such Agent shall have given the Company written notice of such designee prior to the relevant Agency Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Common Shares in good deliverable form, which may include book-entry, in return for payment in same-day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Agency Settlement Date, the Company shall (i) hold such Agent harmless against any loss, claim, damage, or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay such Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(ix)           The Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares, or any sales of Shares shall only be effected by or through only one Agent on any single given day, and in no event by more than one Agent, and the Company shall in no event request that multiple Agents sell Shares on the same day.

(b)           Principal Transactions. If the Company wishes to issue and sell the Shares in a transaction pursuant to this Agreement in which an Agent would act as principal in connection with any offer and sale of Shares and not an agent as set forth in subsection (a) of this Section 1 (each, a “Principal Transaction”), the Company will notify an Agent of the proposed terms of such Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, such Agent and the Company will enter into an agreement in substantially the form of Exhibit B hereto (each, a “Terms Agreement”) that sets forth the terms of such Principal Transaction, including, without limitation, the time, date and place of delivery of and payment for the Shares to be sold pursuant to such Principal Transaction (each of such date and each Agency Settlement Date, a “Settlement Date”). The terms set forth in a Terms Agreement shall not be binding on the Company or such Agent unless and until each of the Company and such Agent has executed such Terms Agreement accepting all of such terms. The commitment of such Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement shall control.

(c)            Maximum Number of Shares. Under no circumstances shall the Company propose to the Agents, or the Agents effect, a sale of Shares in an Agency Transaction or a Principal Transaction pursuant to this Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement to exceed the Maximum Amount, (ii) cause the number of Shares sold to exceed the number of Common Shares available for offer and sale under the then effective Registration Statement or (iii) cause the number of Shares sold pursuant to this Agreement to exceed the number of Shares authorized from time to time to be issued and sold pursuant to this Agreement by the Company’s board of trustees, or a duly authorized committee thereof, and notified to the Agents in writing.

(d)           Regulation M. If either party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto.

(e)           Black-out Periods. Notwithstanding any other provision of this Agreement, no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Agents shall not be obligated to sell or offer to sell any Shares, during any period in which the Company’s insider trading or similar policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Shares by persons subject to such policy, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

(f)            Continuing Accuracy of Representations and Warranties. Any obligation of the Agents to use their commercially reasonable efforts to sell the Shares on behalf of the Company as sales agents shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the conditions specified in Section 4 of this Agreement.

2.             Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to and agree with each Agent that:

(a)           Effectiveness of Registration. The Registration Statement and any post-effective amendment thereto have become effective. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company or the Operating Partnership, are contemplated or threatened by the Commission. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by filing of a post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or a form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Rules and Regulations, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 of the Rules and Regulations, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on an “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to use of the automatic shelf registration statement form, and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(b)           Accuracy of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. (i) At the respective times the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Act, (iii) as of each Time of Sale (as defined below), (iv) at each Settlement Date and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Shares (the “Prospectus Delivery Period”), the Registration Statement, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and, together with all Permitted Free Writing Prospectuses, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Basic Prospectus (including any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and the Prospectus (including the Basic Prospectus included therein) delivered to the Agents for use in connection with the transactions contemplated by this Agreement is identical to the electronically transmitted copy thereof filed with the Commission on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (“EDGAR”), except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 2(b) do not apply to any statements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent and furnished in writing to the Company by or on behalf of such Agent specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), which constitutes the information set forth in Schedule 2 hereto. “Time of Sale” means, (i) with respect to an Agency Transaction, the time of such Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to a Principal Transaction, the time of sale of such Shares.

(c)          Documents Incorporated by Reference. The Incorporated Documents, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, as of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement, (ii) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (iii) at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(e)            Free Writing Prospectuses. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, and any Permitted Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that any such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by each Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the Registration Statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; and the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.

(f)            Authorization of Shares. All of the issued and outstanding Common Shares of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws. None of the Company’s outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights; except as set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its Common Shares or any securities convertible into or exchangeable for any of such shares of beneficial interest; the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive rights, rights of first refusal or other similar rights; the Common Shares (including the Shares) of the Company conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; and the delivery of the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, and without notice of any lien, claim or encumbrance.

(g)           Organization and Good Standing of the Company and Subsidiaries. Each of the Company, the Operating Partnership and each Significant Subsidiary (as defined below) is duly organized and validly existing in good standing under the laws of the state of its incorporation or organization with full corporate, partnership or entity power and authority, as the case may be, to own, lease and operate its Properties (as defined below) and to conduct its business as presently conducted and as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its Properties or the conduct of its business requires such registration or qualification, except where the failure to so register, qualify and be in good standing (i) has not had or would not have, individually or in the aggregate, a material adverse effect on the earnings, business, properties, assets, operations or financial condition or prospects of the Company and its Subsidiaries (as defined below), taken as a whole, whether or not arising from transactions in the ordinary course of business, or (ii) would not prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”). The Company owns 100% of IRET, Inc., which is the sole general partner (the “General Partner”) of the Operating Partnership. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the subsidiaries included on Schedule 4, are the only direct or indirect subsidiaries of the Company, including all direct or indirect subsidiaries of the Operating Partnership (the “Subsidiaries”), and the Company does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization. Each Subsidiary designated with an “*” on Schedule 4 is referred to herein as a “Significant Subsidiary” and there is no Subsidiary that would constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X of the Act and the Exchange Act that is not identified as a Significant Subsidiary on Schedule 4 hereto.

(h)           Property. (1) The Company or its Significant Subsidiaries have good and marketable title or a valid leasehold interest to all of the real properties described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as owned or leased, as the case may be, by the Company or its Significant Subsidiaries (the “Properties” or “Property”) and good title to all other property owned by them as described in the Registration Statement, the Prospectus or any Permitted Fee Writing Prospectus, in each case free and clear of all liens, encumbrances, claims and security interests, except such as (i) are disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (2) neither the Company nor any Subsidiary thereof has received from any governmental authority any written notice of any condemnation of, or zoning change affecting any of, the Properties or any part thereof, and the Company does not know of any such condemnation or zoning change that is threatened, which, if consummated, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (3) except as otherwise described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, neither the Company nor, to the knowledge of the Company, any tenant of any of the Properties is in default under (i) any space lease (as lessor or lessee, as the case may be) relating to any of the Properties (except such tenant defaults that would not, individually or in the aggregate, have a Material Adverse Effect) or (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties,and the Company does not know of any event that, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, except any such default that would not, individually or in the aggregate, have a Material Adverse Effect; and (4) except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, no tenant under any of the leases at the Properties has an option to purchase the premises demised under such lease. To the knowledge of the Company, water, stormwater, electricity and telephone service are all available at the property lines of each Property, and each of the Properties is free of any material structural defects, and all building systems contained therein are in reasonable working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company or any Subsidiary, as the case may be, has created an adequate reserve or capital budget to effect reasonably required repairs, maintenance and capital expenditures. Each of the Properties is in compliance with all presently applicable provisions of the Americans with Disabilities Act of 1990, as amended, except for such failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i)             Leases. Each Property with respect to which the Company or one of the Significant Subsidiaries has a leasehold interest is the subject of a lease that has been entered into by, or assigned to, the Company or a Significant Subsidiary, as the case may be, and has been duly and validly authorized, executed and delivered by or on behalf of the Company or such Significant Subsidiary, as the case may be, and constitutes a valid and binding agreement of the Company or such Significant Subsidiary, as the case may be, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity and except such as (i) are disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)            Mortgage; Deed of Trusts. The mortgages and deeds of trust encumbering the Properties are not convertible into equity interests in the Property, nor will the Company or the Operating Partnership hold a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company or the Operating Partnership.

(k)          Subsidiaries. The outstanding equity interests of each of the Company’s Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company or the Operating Partnership, directly or through Subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims.

(l)            No Proceedings. Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or its Subsidiaries, which would, individually or in the aggregate, result in a Material Adverse Effect.

(m)          Exhibits; Material Contracts. All agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or to be filed as an exhibit to the Registration Statement have been so described, filed or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as required by the Act. All such contracts to which the Company, the Operating Partnership or any Subsidiary is a party have been duly authorized, executed and delivered by the Company, the Operating Partnership or the applicable Subsidiary, as the case may be, constitute valid and binding agreements of the Company, the Operating Partnership or the applicable Subsidiary, as the case may be, and are enforceable against the Company, the Operating Partnership or the applicable Subsidiary, as the case may be, in accordance with the terms thereof, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.. Neither the Company nor the applicable Subsidiary has received notice or been made aware that any other party is in breach of or default to the Company or its Subsidiaries under any of such contracts.

(n)           Compliance with Existing Instruments. Neither the Company, the Operating Partnership, nor any of the Subsidiaries is (i) in violation of (A) its organizational documents, (B) to the Company’s knowledge, any law, ordinance, or administrative or governmental rule or regulation applicable to the Company, the Operating Partnership or any Subsidiary, the violation of which would have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of the documents and instruments listed in clauses (A) and (B), an “Existing Instrument”) to which the Company, the Operating Partnership, or any Subsidiary is a party or by which any of their Properties may be bound, which default would have a Material Adverse Effect; and, to the Company’s knowledge, there does not exist any state of facts that constitutes a default or an event of default on the part of the Company or any of its Subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such a default or event of default that would have a Material Adverse Effect.

(o)          Partnership Agreement. The Agreement of Limited Partnership dated January 31, 1997 of the Operating Partnership, including all amendments thereto (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by the General Partner and constitutes a valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general equity principles.

(p)           No Consent. No consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body is required for the authorization, delivery and performance by the Company and the Operating Partnership of their respective obligations under this Agreement and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, including the valid authorization, issuance, sale and delivery of the Shares, except such as may be required by the federal securities laws, the NYSE, the securities or Blue Sky laws of the various states and the Financial Industry Regulatory Association (“FINRA”) in connection with the offer and sale of the Shares, all of which will be, or have been obtained, or in the case of the NYSE, will be applied for, in accordance with this Agreement.

(q)         Non-Contravention of Existing Instruments. Neither the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company and the Operating Partnership nor the consummation by the Company and the Operating Partnership of the transactions contemplated hereby (i) conflicts with, or will conflict with, or constitutes, or with the giving of notice or lapse of time, will constitute a breach of, or a default under, the Company’s Declaration of Trust or bylaws (or other applicable organizational document), the Operating Partnership’s certificate of limited partnership or the Partnership Agreement, (ii) conflicts with, or will conflict with, or constitutes, or with the giving of notice, lapse of time or both, will constitute a breach of, or a default under any Existing Instrument to which the Company or any of its Subsidiaries is a party or by which any of its or their Properties may be bound, as the case may be, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its Subsidiaries or any of their Properties, or (iv) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any Property or assets of the Company or any of its Subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except, in the cases of clauses (ii)-(iv), such conflicts, breaches, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(r)            No Applicable Registration Rights. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly satisfied or waived.

(s)           Independent Accountant. Grant Thornton LLP, which has audited certain financial statements (and the related notes thereto) incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, is and was, during the periods covered by its report incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, an independent registered public accountant as required by the Act, the Exchange Act and the Public Company Accounting Oversight Board (the “PCAOB”).

(t)            Financial Statements. The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, present fairly the consolidated financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; except as disclosed therein, and such statements and related schedules and notes have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), have been consistently applied throughout the periods involved, and the other financial and statistical information and data set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules (historical or pro forma) are required by Form S-3 of the Act or are otherwise to be included, or incorporated by reference, in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. All pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, if any, comply with the requirements of Regulation S-X of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data.

(u)         Regulation G Compliance. All disclosures contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K under the Act, to the extent applicable.

(v)           No Material Change. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (i) neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, indirect, direct or contingent (including any off-balance sheet obligation) that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transaction that is not in the ordinary course of business and that is material to the Company and its Subsidiaries, taken as a whole,, (ii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business or Properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, that would reasonably be expected to result in a Material Adverse Effect, (iii) the Company has not paid or declared any dividends or other distributions with respect to its shares of beneficial interest and the Company is not in default under the terms of any class of shares of beneficial interest of the Company (except for defaults that were subsequently cured or waived), (iv) there has not been any material change in the authorized or outstanding shares of beneficial interest of the Company or any material increase in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change or any development involving, or that would reasonably be expected to result in a Material Adverse Effect.

(w)           Exchange Act Registration and Filings; Stock Exchange Listing. The Common Shares trade on the NYSE, and the Company has no knowledge of any proceeding intended to suspend or terminate listing of its Common Shares on the NYSE. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act.

(x)           Stabilization or Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to, cause or result in or constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

(y)           Tax Compliance. The Company and each of the Company’s Subsidiaries have filed all material tax returns required to be filed or have properly requested extensions thereof, which returns are complete and accurate in all material respects, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith which have not been finally determined and for which adequate reserves have been provided in accordance with GAAP. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period.

(z)            Not an Investment Company. Neither the Company nor any of its Subsidiaries is, and after giving effect to the offering and sale of the Shares will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(aa)         All Necessary Permits, etc. The Company and its Subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own their Properties and to conduct their business in the manner described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except where the failure to have obtained any such permit has not had and would not have a Material Adverse Effect; each of the Company and its Subsidiaries has operated and is operating its business in material compliance with all of its obligations with respect to each such permit except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to revocation or termination of any such permits which would, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, have a Material Adverse Effect.

(bb)         Regulation M. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(cc)        Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company are being made only in accordance with the authorization of management and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or dispositions of assets that could have a material effect on the Company’s consolidated financial statements. The Company’s disclosure controls and procedures have been evaluated for effectiveness as of the end of the period covered by the Company’s most recently filed quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be, that precedes the date of the Prospectus or any Permitted Free Writing Prospectus and were effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, the Company was not aware of (i) any material weaknesses in the design or operation of internal control over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The internal controls are overseen by the Audit Committee of the Board of Trustees of the Company in accordance with the applicable rules of the NYSE. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd)         Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference into the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made with a reasonable basis and in good faith.

(ee)          Unlawful Contributions or Payments. None of the Company, the Operating Partnership or any person associated with or acting on behalf of the Company or the Operating Partnership, or to the Company’s or the Operating Partnership’s knowledge, any trustee, officer, agent, or employee, have used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. No funds of the Company have been set aside to be used for any payment in violation of any law. Neither the Company, nor any of its Subsidiaries nor any trustee, officer, agent, or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ff)          Environmental Compliance. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, to the best of the Company’s and the Operating Partnership’s knowledge, the Company and its Subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, to the best of the Company’s and the Operating Partnership’s knowledge, neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (“CERCLA”). Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Properties are not included or, to the best of the Operating Partnership’s and the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Operating Partnership’s and the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other governmental authority. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, to the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of Properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, individually or in the aggregate, have a Material Adverse Effect.

(gg)          Qualification as a REIT. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) for its taxable years ended April 30, 2013 through December 31, 2018, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for taxation as a REIT under the Code for its taxable year ending December 31, 2019 and in the future. The Subsidiaries of the Company that are partnerships have been and will continue to be treated as partnerships for federal income tax purposes and not as corporations, associations taxable as corporations or as publicly traded partnerships taxable as corporations.

(hh)         Intellectual Property. The Company and its Subsidiaries own and have full right, title and interest in and to, or have valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its Subsidiaries conduct all or any material part of their business, and none of the Company and its Subsidiaries has created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property, or where any such lien or encumbrance or grant with respect to any such Intellectual Property, has not had, and would not have, a Material Adverse Effect; there is no claim pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries with respect to any Intellectual Property, and neither the Company nor its Subsidiaries has received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party, except for any claim, infringement or conflict that has not had, and would not reasonably be expected to have, a Material Adverse Effect.

(ii)           Title Insurance. Owner or leasehold title insurance in favor of the Company, the Operating Partnership and the Significant Subsidiaries has been obtained with respect to each Property owned by any such entity in an amount at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the market where the Properties are located, except where the failure to maintain such title insurance would not have a Material Adverse Effect. The Company, the Operating Partnership and each of the Subsidiaries maintain insurance covering its Properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Company, the Operating Partnership and the Subsidiaries and their businesses; and such insurance as the Company deems adequate and that insures against losses and risks to an extent that is adequate in accordance with customary industry practice is fully in force on the date hereof. None of the Company, the Operating Partnership nor any of the Subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary or appropriate to conduct its business.

(jj)           ERISA Compliance. The Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). None of the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(kk)         Labor and Employment. The Company and its Subsidiaries have complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees’ salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, except where the failure to do so would not have a Material Adverse Effect, and have complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran’s Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act, and federal, state and local labor laws, each as amended except where the failure to comply with any such requirements has not, and would not, have a Material Adverse Effect. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company is threatened or imminent, that would have a Material Adverse Effect.

(ll)          Sarbanes-Oxley Act. There is and has been no failure on the part of the Company to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(mm)        Brokers and Finders. Other than this Agreement, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company or any of its Subsidiaries or the Agents for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(nn)          Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(oo)         Related Party Transactions. There are no transactions with “affiliates” (as defined in Rule 405 of the Act) or any officer, trustee or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus that have not been disclosed as required. Additionally, no relationship, direct or indirect, exists between the Company or any of its Subsidiaries on the one hand, and the trustees, officers, shareholders, tenants, customers or suppliers of the Company or any Subsidiary on the other hand that is required by the Act to be disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus that is not so disclosed.

(pp)         Loans and Advances. There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or trustee of the Company.

(qq)         No Prohibition on Payments. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the equity interest in such Subsidiary held by the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or except as such prohibition would not reasonably be expected to have a Material Adverse Effect.

(rr)          Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(ss)         Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement or the issuance or sale by the Company of the Shares to be sold by the Company to the Agents.

(tt)          Cybersecurity. (i)(x) To the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; except such as (1) are disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or (2) would not, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(uu)        Officer’s Certificates; Opinions. Any certificate signed by an officer of the Company and delivered to the Agents or to counsel for the Agents shall be deemed to be a representation and warranty by the Company and/or the Operating Partnership, as applicable, to the Agents as to the matters set forth therein. The Company and the Operating Partnership acknowledge that the Agents and, for purposes of the opinions to be delivered pursuant to this Agreement, counsel to the Company and counsel to the Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3.             Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant and agree with each Agent:

(a)          Amendments and Supplements to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. The Company shall not, during the Prospectus Delivery Period, amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (including, without limitation, by filing any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus), unless a copy of such amendment or supplement thereto (or such document) shall first have been submitted to the Agents within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Agents shall not have objected thereto.

(b)           Material Misstatements or Omissions and Other Compliance with Applicable Law. If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Permitted Free Writing Prospectus, as amended or supplemented at that time, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus, or to file any document in order to comply with the Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of the Agents it is otherwise necessary to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or to file any document in order to comply with the Act or the Exchange Act, including, without limitation, in connection with the delivery of the Prospectus, then the Company shall promptly (i) notify the Agents of any such event, development or condition (and confirm such notice in writing) and (ii) instruct the Agent to suspend the sale of any Shares (including Shares that have been sold but have not yet settled). The Company may thereafter send a new Agency Transaction Notice if and when it (A) prepares (subject to subsections (a) and (g) of this Section 3) an amendment or supplement to the Prospectus or such Permitted Free Writing Prospectus, necessary in order to make the statements in the Prospectus or such Permitted Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, as amended or supplemented, will comply with the Act or the Exchange Act, (B) files with the Commission such amendment, supplement or document in order to comply with the Act or the Exchange Act and (C) furnishes at its own expense to the Agents as many copies as the Agents may reasonably request of such amendment, supplement or document. Notwithstanding the foregoing, nothing herein shall require the Company to file any such amendment or supplement.

(c)           Notifications to the Agents. The Company shall notify the Agents promptly, and shall confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any amendment or supplement to the Prospectus or any Permitted Free Writing Prospectus in order to make the statements therein, in the light of the circumstances in which they were made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company shall use its best efforts to obtain the withdrawal of the stop order at the earliest possible moment. The Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and to notify the Agents promptly of all such filings.

(d)           Executed Registration Statements. The Company shall furnish to the Agents, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act that is deemed to be incorporated by reference into the Prospectus), provided, however, that the Company shall have no obligation to provide the Agents with any such document filed on EDGAR.

(e)           Undertakings. The Company and the Operating Partnership shall comply with all the provisions of any undertakings contained or required to be contained in the Registration Statement.

(f)            Prospectus. The Company shall furnish to the Agents, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Agents may reasonably request (to the extent not previously delivered or filed on EDGAR) via electronic mail in “.pdf” format and, at the Agents’ request, to furnish copies of the Prospectus to the NYSE and each other exchange or market on which sales of the Shares were or are expected to be effected, in each case, as may be required by the rules or regulations of the NYSE or such other exchange or market. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Agents during the Prospectus Delivery Period. If the Agents are required to deliver, under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Act, or after that time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, then, upon the request of the Agents, and at the Company’s own expense, the Company shall prepare and deliver to the Agents as many copies as the Agents may request of an amended Registration Statement or amended and supplemented Prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be.

(g)           Permitted Free Writing Prospectuses. The Company and the Operating Partnership represent and agree that they have not made and, unless they obtain the prior written consent of the Agents, shall not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, which is required to be retained by the Company under Rule 433 of the Rules and Regulations, provided that the prior written consent of the Agents hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 3 hereto. Any such free writing prospectus consented to by the Agents is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that (i) it has treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record-keeping. The Company agrees not to take any action that would result in the Agents or the Company being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Agents that the Agents otherwise would not have been required to file thereunder.

(h)           Registration Statement Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Shares (the “Renewal Deadline”), any of the Shares remain unsold by the Agents, the Company shall prior to the Renewal Deadline (i) file, if it has not already done so (subject to subsection (a) of this Section 3), a new shelf registration statement relating to the Shares or a new shelf registration statement together with a new prospectus supplement relating to the Shares, in either case in a form satisfactory to the Agents, (ii) use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (if the Company is not then eligible to file an automatic shelf registration statement) and (iii) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated herein and in the expired registration statement relating to the Shares. References herein to the Registration Statement relating to the Shares shall include any new shelf registration statement contemplated by this Section 3(h), references herein to the Basic Prospectus relating to the Shares shall include any new prospectus contained in such new shelf registration statement and references herein to the Prospectus Supplement relating to the Shares shall include any new prospectus supplement contemplated by this Section 3(h).

(i)            Notice of Inability To Use Automatic Shelf Registration Statement Form. If, at any time when the Shares remain unsold by the Agents, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Rules and Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company shall (i) promptly notify the Agents, (ii) promptly file a new registration statement or post-effective amendment to the existing Registration Statement on the proper form relating to the Shares, in a form satisfactory to the Agents and subject to subsection (a) of this Section 3, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Agents upon such effectiveness. The Company shall take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated herein and in the Registration Statement that was the subject of the notice pursuant to Rule 401(g)(2) or for which the Company has otherwise become ineligible to use. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be, references herein to the Basic Prospectus relating to the Shares shall include any new prospectus contained in such new registration statement and references herein to the Prospectus Supplement relating to the Shares shall include any new prospectus supplement contemplated by this Section 3(h).

(j)            Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(k)           Compliance with Blue Sky Laws. The Company and the Operating Partnership shall cooperate with the Agents and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Shares for the offering and sale under the securities or Blue Sky laws of such jurisdictions as the Agents may request, and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Shares).

(l)            Delivery of Financial Statements. During the term of this Agreement and for a period of two years following the termination hereof , the Company and the Operating Partnership shall furnish to the Agents copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and shall furnish to the Agents a copy of each annual or other report it shall be required to file with the Commission provided, however, that the Company shall have no obligation to provide the Agents with any such document filed on EDGAR.

(m)          Availability of Earnings Statements. The Company shall make generally available to holders of its securities and the Agents as soon as may be practicable but in no event later than the last day of the 15th full calendar month following the date hereof, an earnings statement (which need not be audited but shall be in reasonable detail) covering the period of 12 months commencing after the date hereof, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(n)           Reimbursement of Certain Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Operating Partnership, jointly and severally agree, that they shall pay, or reimburse if paid by the Agents, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including the filing fees payable to the Commission relating to the Shares within the time required by Rule 456 of the Rules and Regulations), (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Agents, (v) the listing of the Shares on the NYSE, (vi) any filings required to be made by the Agents with FINRA, and the reasonable fees, disbursements and other charges of counsel for the Agents in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the Act and the securities or Blue Sky laws of such jurisdictions designated pursuant to subsection (k) of this Section 3, including the reasonable fees, disbursements and other charges of counsel to the Agents in connection therewith, and, if requested by the Agents, the preparation and printing of preliminary, supplemental and final Blue Sky or Legal Investment memoranda, up to a maximum aggregate amount of $2,000, (viii) counsel to the Company, (ix) The Depository Trust Company and any other depositary, transfer agent or registrar for the Shares, (x) Grant Thornton LLP (the “Accountant”), (xi) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company, (xii) all out-of-pocket fees, disbursements and other charges of the Agents incurred in connection with the offering, including, without limitation, the reasonable fees and disbursements of counsel to the Agents and (xiii) all fees, costs and expenses for consultants used by the Company in connection with the offering; provided, however, the fees and expenses of Agents’ counsel subject to reimbursement by the Company pursuant to clause (xii) of this Section 3(n): (A) shall not exceed $100,000 with respect to the establishment of the at-the-market program contemplated by this Agreement, including the negotiation, preparation and execution of this Agreement, and (B) shall not exceed $25,000 per year (with the first such year commencing on the date of execution of this Agreement) with respect to the ongoing implementation of the at-the-market program contemplated by this Agreement. For the avoidance of doubt, the parties acknowledge that except as provided in this Section 3(n) and Section 7 hereof, the Agents will pay all of their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

(o)           No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly (including, without limitation, through the Subsidiaries), take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the Common Shares to facilitate the sale or resale of any of the Shares.

(p)           Use of Proceeds. The Company and the Operating Partnership shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds.”

(q)           Clear Market. The Company shall not offer to sell, sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or warrants or other rights to acquire Common Shares or any other securities of the Company that are substantially similar to the Common Shares or permit the registration under the Act of any Common Shares, in each case without giving the Agents at least three business days’ prior written notice specifying the nature and date of such proposed transaction. Notwithstanding the foregoing, the Company may (i) register the offering and sale of the Shares through the Agents pursuant to this Agreement, (ii) issue Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) issue Common Shares, options to purchase Common Shares or other permitted awards granted pursuant to equity incentive compensation plans of the Company or (iv) issue Common Shares pursuant to any non-employee trustee stock plan, dividend reinvestment plan or stock purchase plan of the Company. If notice of a proposed transaction is provided by the Company pursuant to this subsection (q), the Agents may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Agents.

(r)            Stock Exchange Listing. The Company shall use its best efforts to cause the Shares to be listed on the NYSE and to maintain such listing.

(s)           Additional Notices. The Company shall notify the Agents immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or any other document provided to the Agents pursuant to Section 4 below.

(t)            Representation Date Certificates. Upon commencement of the offering of the Shares under this Agreement (and upon the commencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein (excluding supplements not related to the Shares), which shall be subject to the provisions of subclause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act, relating solely to the offering of securities pursuant to the Registration Statement other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Agents shall otherwise reasonably request based on the event or events reported in such Current Report on Form 8-K), (iii) the Agents may reasonably request, provided that the Agents shall not make such a request during periods that the Company is not proposing Agency Transactions to the Agents, and (iv) Shares are delivered to the Agents pursuant to a Terms Agreement (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (i), (ii), (iii) and (iv) above, except as otherwise agreed between the Company and the Agents, a “Representation Date”), to furnish or cause to be furnished to the Agents forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Agents, to the effect that the statements contained in the certificate(s) referred to in Section 4(c) are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(u)           Company Counsel Legal Opinions. On each Representation Date, the Company shall cause to be furnished to the Agents, addressed to the Agents and in form and substance satisfactory to the Agents, written opinions and a negative assurance letter of Dorsey & Whitney LLP, outside counsel for the Company, to the effect set forth in Exhibits C-1 and C-2 hereto, the written opinions of the General Counsel for the Company to the effect set forth in Exhibit C-3 hereto, and a written opinion of Hunton Andrews Kurth LLP, outside tax counsel for the Company, to the effect set forth in Exhibit C-4 hereto, as described in Section 4(d), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior opinion delivered under this Section 3(u) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(v)           Comfort Letters. On each Representation Date, the Company shall cause the Accountant to deliver to the Agents the comfort letter described in Section 4(f).

(w)          Due Diligence. The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) prior to the open of trading on each intended purchase date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of the Accountant for an update on diligence matters with representatives of the Agents and their counsel and (ii) at each Representation Date or otherwise as the Agents may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of the Accountant for one or more due diligence sessions with representatives of the Agents and their counsel.

(x)           Reservation of the Shares. The Company shall reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(y)           Trading. The Company hereby consents to any Agent trading in the Common Shares for such Agent’s own account and for the account of its clients at the same time as sales of the Shares pursuant to this Agreement.

(z)           Deemed Representations and Warranties. The Company hereby agrees that each acceptance by it of an offer to purchase Shares hereunder shall be deemed to be (i) an affirmation to the Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such acceptance, such Time of Sale or such Settlement Date, as the case may be).

(aa)         Board Authorization. Prior to delivering notice of the proposed terms of an Agency Transaction or a Principal Transaction pursuant to Section 1 (or at such time as otherwise agreed between the Company and the Agents), the Company shall have (i) obtained from its board of trustees or a duly authorized committee established thereby all necessary corporate authority for the sale of the Shares pursuant to the relevant Agency Transaction or Principal Transaction, as the case may be, and (ii) provided to the Agents a copy of the relevant board resolutions or other authority.

(bb)         Offer To Refuse To Purchase. If to the knowledge of the Company any condition set forth in Section 4(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.

(cc)         Exchange Act Reports. The Company shall, subject to subsection (a) of this Section 3, (i) timely file all reports and any definitive proxy or information statements required to be filed by the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and for the duration of the Prospectus Delivery Period and (ii) disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Shares sold through or to the Agents under this Agreement, the net proceeds received by the Company from such sales and the compensation paid by the Company to the Agents with respect to such sales. In lieu of compliance with the requirement set forth in clause (ii) of the immediately preceding sentence, the Company may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (a) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Act).

(dd)         REIT Qualification. The Company will use its reasonable best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code, subject to any future determination by the Company’s board of trustees that it is no longer in the Company’s best interests to qualify as a REIT.

4.             Conditions of the Agents’ Obligations. The obligations of each Agent hereunder are subject to (i) the accuracy of the representations and warranties of the Company and the Operating Partnership on the date hereof, on each Representation Date and as of each Time of Sale and Settlement Date, (ii) the performance by the Company and the Operating Partnership of their obligations hereunder and (iii) the following additional conditions:

(a)           No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the best knowledge of the Company, threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Agents and the Agents did not object thereto.

(b)           No Material Adverse Effect. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus, there shall not have been a Material Adverse Effect.

(c)           Officers’ Certificates. The Agents shall have received, on each Representation Date, one or more accurate certificates, signed by an executive officer of the Company, in form and substance satisfactory to the Agents, to the effect set forth in clauses (a) and (b) above and to the effect that:

(i)              each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;

(ii)            as of such date and as of each Time of Sale subsequent to the immediately preceding Representation Date, if any, neither the Registration Statement, the Prospectus nor any Permitted Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)           each of the representations and warranties of the Company and the Operating Partnership contained in this Agreement are, as of such date and each Time of Sale subsequent to the immediately preceding Representation Date, if any, true and correct, except to the extent such representation or warranty speaks as of a specific date, in which case, such representation or warranty was true and correct as of such specific date; and

(iv)           each of the covenants and agreements required herein to be performed by the Company and the Operating Partnership on or prior to such date has been duly and timely performed in all material respects and each condition herein required to be complied with by the Company and the Operating Partnership on or prior to such date has been duly and timely complied with in all material respects.

(d)           Opinions of Counsel to the Company. The Agents shall have received, on each Representation Date, the written opinions and negative assurance letter of Dorsey & Whitney LLP, outside counsel for the Company, the written opinions of the General Counsel for the Company and a written opinion of Hunton Andrews Kurth LLP, outside tax counsel for the Company, or other counsel satisfactory to the Agents, in form and substance satisfactory to the Agents, and addressed to the Agents, to the effect set forth in Exhibit C-1, Exhibit C-2, Exhibit C-3 and Exhibit C-4.

(e)           Opinion of Counsel to the Agents. The Agents shall have received, on the Representation Date, an opinion of Mayer Brown LLP, outside counsel for the Agents, as of such date and addressed to the Agents, in form and substance reasonably satisfactory to the Agents.

(f)            Accountant’s Comfort Letter. The Agents shall have received, on each Representation Date, a letter from the Accountant addressed to the Agents and in form and substance reasonably satisfactory to the Agents, (i) confirming that the Accountant is an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountant’s “comfort letter” to sales agents in connection with registered “at the market” offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as amended or supplemented to the date of such letter.

(g)           Due Diligence. The Company shall have complied with all of its due diligence obligations required pursuant to Section 3(w).

(h)           Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions as the Agents may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant Representation Date.

(i)            Stock Exchange Listing. The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the applicable Settlement Date.

(j)            Regulation M. The Common Shares shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(k)           Additional Certificates. The Company shall have furnished to the Agents such certificate or certificates, in addition to those specifically mentioned herein, as the Agents may have reasonably requested as to the accuracy and completeness at each Representation Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at such Representation Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Agents.

5.             Indemnification.

(a)           Indemnification of the Agents. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Agent, the directors, officers, employees, counsel and agents of each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties, on the one hand, and any indemnifying parties, on the other hand, or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C under the Act, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company and the Operating Partnership in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company and the Operating Partnership (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by the Agents and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agents furnished in writing to the Company by the Agents expressly for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. The indemnity obligation in this Section 5(a) is in addition to any liability that the Company or the Operating Partnership might otherwise have under applicable law.

(b)           Indemnification of the Company and the Operating Partnership. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company and the Operating Partnership, their agents, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each trustee of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity in Section 5(a) from the Company and the Operating Partnership to the Agents, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agents furnished in writing to the Company by the Agents expressly for inclusion in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus. The indemnity obligation in this Section 5(b) is in addition to any liability that the Agents might otherwise have under applicable law.

(c)           Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects, by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate counsel (in addition to any local counsel) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)           Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable to an indemnified party under subsections (a) and (b) of this Section 5, the Company, the Operating Partnership and the Agents shall contribute to the total losses, claims, liabilities, expenses and damages (including, without limitation, any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Operating Partnership from persons other than the Agents, such as persons who control the Company within the meaning of the Act, officers of the Company and trustees of the Company, who also may be liable for contribution) to which the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand, may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand, and the Agents, on the other hand. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Operating Partnership bear to the sum of (i) the total compensation to the Agents pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by the Agents as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements). If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this subsection (d) shall be deemed to include, for purpose of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agents shall not be required to contribute any amount in excess of the sum of (i) the total compensation to the Agents pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by the Agents as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements), and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party from whom contribution may be sought, but the omission so to notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this subsection (d) No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)           Survival. The obligations of the Company and the Operating Partnership under this Section 5 shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Agent and each person, if any, who controls each Agent or any such affiliate within the meaning of the Act; and the obligations of the Agents under this Section 5 shall be in addition to any liability that they may otherwise have and shall extend, upon the same terms and conditions, to each officer and trustee of the Company and to each person, if any, who controls the Company within the meaning of the Act. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agents, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

6.             Termination.

(a)          The Company may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Agents. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation to the Agents, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(n)), 5 and 7(c) of this Agreement shall remain in full force and effect notwithstanding such termination. In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement may not be terminated by the Company without the prior written consent of the Agents party to such Terms Agreement.

(b)          Each Agent may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(n)), 5 and 7 of this Agreement shall remain in full force and effect notwithstanding such termination. In the case of any purchase by any of the Agents pursuant to a Terms Agreement, such Agent may, by written notice to the Company, terminate its obligations pursuant to such Terms Agreement at any time prior to or on the Settlement Date if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus:

(i)              trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;

(ii)             trading generally shall have been suspended or limited on or by, as the case may be, any “national securities exchange” (as defined in the Exchange Act), or minimum or maximum prices shall have been generally established on any such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority;

(iii)            a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities;

(iv)            the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(v)             if the Company or any of the Subsidiaries shall have sustained a loss material or substantial to the Company or any of the Subsidiaries by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(vi)            if there shall have been a Material Adverse Change.

(c)           This Agreement shall remain in full force and effect until the earliest to occur of (i) termination of this Agreement pursuant to subsection (a) or (b) above or otherwise by mutual written agreement of the parties and (ii) such date that the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals the Maximum Amount, in each case except that (x) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (y) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(n)), 5 and 7(i) of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)           Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 1 (in the case of an Agency Transaction) or in accordance with the relevant Terms Agreement (in the case of a Principal Transaction).

7.             Miscellaneous.

Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied and, if to the Agents, shall be sufficient in all respects if delivered or sent to (i) BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, New York 10036, Attention: Equity Capital Markets Desk, with a copy to the Legal Department, Fax No. (212) 702-1205; BTIG, LLC, 65 East 55th Street New York, New York 10022, New York, New York 10022, Attention: Nicholas A. Nolan, Senior Vice President, Capital Markets; Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; Raymond James & Associates, Inc., 880 Carillon Pkwy., St. Petersburg, Florida 33716, Attention: Brad Cole, General Counsel, Global Equities; and  Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, with a copy to the Legal Department Fax No. (414) 298-7474; and, if to the Company or the Operating Partnership it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Investors Real Estate Trust, 800 LaSalle Ave., Suite 1600, Minneapolis, Minnesota 55402, Attention: General Counsel. Any such notice shall be effective only upon receipt. Any notice under Section 5 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing (which may include, in the case of the Agents, electronic mail to any Authorized Company Representative).

(a)           Recognition of U.S. Special Resolution Regimes. In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. As used in this Section, the following terms have the respective meanings set forth below: (i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) “Covered Entity” means any of (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

(b)           No Third Party Beneficiaries. The Company and the Operating Partnership acknowledge and agree that each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Operating Partnership with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Agents are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction in connection with the transactions contemplated by this Agreement or any matters related thereto. The Company and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Company and/or the Operating Partnership.

(c)           Survival of Representations and Warranties. All representations, warranties and agreements of the Company and the Operating Partnership contained herein or in certificates or other instruments delivered pursuant hereto (including, without limitation, any Terms Agreement) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agents or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

(d)            Disclaimer of Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Agents, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each Agent owes no fiduciary duties to the Company, the Operating Partnership, or its securityholders, creditors, employees or any other party, (iii) each Agent has not assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether any Agent or its affiliates has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) each Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) each Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

(e)            Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

(f)            Governing Law. THIS AGREEMENT AND EACH TERMS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH TERMS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any Terms Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(g)           Counterparts. This Agreement and each Terms Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(h)           Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement or any Terms Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i)            Waiver of Jury Trial. Each of the Company, the Operating Partnership and the Agents hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

(j)            Titles and Subtitles. The titles of the sections and subsections of this Agreement and any Terms Agreement are for convenience and reference only and are not to be considered in construing this Agreement or such Terms Agreement.

(k)           Entire Agreement. Other than the terms set forth in each Transaction Notice delivered hereunder and each Terms Agreement executed and delivered pursuant hereto, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any Terms Agreement may be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Agents, the Operating Partnership and the Company.

(l)            Successors and Assigns. This Agreement shall be binding upon each Agent and the Company and the Operating Partnership and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Operating Partnership’s and each Agent’s respective business or assets.

Please confirm that the foregoing correctly sets forth the agreement between the Company, the Operating Partnership and the Agents.

Very truly yours,

INVESTORS REAL ESTATE TRUST

By:	/s/ Mark O. Decker, Jr.
Name: Mark O. Decker, Jr.
Title: Chief Executive Officer

IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP

By:	/s/ Mark O. Decker, Jr.
Name: Mark O. Decker, Jr.
Title: Chief Executive Officer of IRET, Inc., the General Partner

By:	/s/ Anne Olson
Name: Anne Olson.
Title: Chief Operating Officer and Executive Vice President of IRET, Inc., the General Partner

[Signature Page to the Equity Distribution Agreement]

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

By:	/s/ David Raff
Name: David Raff
Title: Managing Director

BTIG, LLC

By:	/s/ Stephen P. Ortiz
Name: Stephen P. Ortiz
Title: Managing Director

JEFFERIES LLC

By:	/s/ William S. Cowan, Jr.
Name: William S. Cowan, Jr.
Title: Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Brad Butcher
	Name:	Brad Butcher
	Title:	Managing Director, Co-Head of Real Estate Investment Banking

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Tim Stefanou
Name: Tim Stefanou
Title: Vice President

[Signature Page to the Equity Distribution Agreement]

SCHEDULE 1

AUTHORIZED COMPANY REPRESENTATIVES

Sch. 1-1

SCHEDULE 2

The information in the first two sentences of the fourth paragraph under the caption “Plan of Distribution (Conflicts of Interest)” and in the fifth and seventh sentences in the paragraph under the caption “Plan of Distribution (Conflicts of Interest)—Other Relationships.”

Sch. 2-1

SCHEDULE 3

ISSUER FREE WRITING PROSPECTUSES

None as of the date of this Equity Distribution Agreement to which this Schedule is attached.

Sch. 3-1

SCHEDULE 4

SCHEDULE OF SUBSIDIARIES

NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION

EVI Billings, LLC	North Dakota
EVI Grand Cities, LLC	North Dakota
EVI Sioux Falls, LLC	North Dakota
Health Investors Business Trust	Delaware
IRET-3900 Urbandale, LLC	Delaware
IRET - 6405 France Medical, LLC	North Dakota
IRET-71 France, LLC	North Dakota
IRET - Ashland Apartments, LLC	Delaware
IRET - BD, LLC	Minnesota
IRET - Billings 2300 CBR, LLC	North Dakota
IRET - Canyon Lake, LLC	North Dakota
IRET - Cardinal Point, LLC	North Dakota
IRET - Cimarron Hills, LLC	North Dakota
IRET - Colony Apartments (NE), LLC	Delaware
IRET Corporate Plaza, LLC	North Dakota
IRET-Cottage Gables, LLC	North Dakota
IRET - Country Meadows 2, LLC	North Dakota
IRET-Cypress Court Apartments, LLC	North Dakota
IRET - Forest Park, LLC	Delaware
IRET – Grandeville, LLC	North Dakota
IRET - Grand Gateway Apartments, LLC	Delaware
IRET - Homestead Gardens I, LLC	Delaware
IRET - Homestead Gardens II, LLC	Delaware
IRET, Inc.*	North Dakota
IRET - Kirkwood Apartments, LLC	North Dakota
IRET - Lakeside Apartments (NE), LLC	Delaware
IRET - LEXCOM, LLC	North Dakota
IRET - Minot Apartments, LLC	North Dakota
IRET - Minot EV, LLC	North Dakota
IRET - Missoula 3050 CBR, LLC	North Dakota
IRET-MR9, LLC	Delaware
IRET-MR9 Holding, LLC	Delaware
IRET - North Pointe Apartments, LLC	North Dakota
IRET - Olympic Village (MT), LLC	North Dakota
IRET - Park Meadows, LLC	Delaware
IRET Properties, a North Dakota Limited Partnership*	North Dakota
IRET-QR, LLC	Delaware Ridge, LLC

* Subsidiary is a “Significant Subsidiary,” as defined in Rule 1-02(w) of Regulation S-X.

Sch. 4-1

IRET-Quarry	Delaware
IRET-RED 20, LLC	North Dakota
IRET-Ridge Oaks, LLC	Iowa
IRET - Rimrock, LLC	North Dakota
IRET - River Ridge Apartments, LLC	North Dakota
IRET - Rochester Crown Apartments, LLC	North Dakota
IRET - Rocky Meadows, LLC	North Dakota
IRET - SH1, LLC	North Dakota
IRET - Silver Spring, LLC	Delaware
IRET - Southbrook & Mariposa, LLC	North Dakota
IRET - Sunset Trail, LLC	Delaware
IRET - Thomasbrook Apartments, LLC	North Dakota
IRET - Valley Park Manor, LLC	North Dakota
IRET - Villa West Apartments, LLC	North Dakota
IRET - Westwood Park, LLC	North Dakota
IRET - Whispering Ridge Apartments, LLC	Delaware
IRET-Williston Garden Apartments, LLC	North Dakota
IRET - WRH1, LLC	North Dakota
LSREF Golden Property 14 (WY), LLC	Delaware
Mendota Office Holdings LLC	Minnesota
Mendota Office Three & Four LLC	Minnesota
Mendota Properties LLC	Minnesota
Minnesota Medical Investors LLC	Delaware
SMB Operating Company LLC	Delaware
WRH Holding, LLC	North Dakota

* Subsidiary is a “Significant Subsidiary,” as defined in Rule 1-02(w) of Regulation S-X.

Sch. 4-2

SCHEDULE 5

COMPENSATION

The Agents shall be paid compensation in an agreed-upon amount not to exceed 2% of the gross proceeds from the sale of Shares pursuant to the terms of this Agreement.

Sch. 5-1

EXHIBIT A

[Company Letterhead]

[_______], 20[__]

[•]

VIA EMAIL

TRANSACTION NOTICE

Ladies and Gentlemen:

The purpose of this Transaction Notice is to propose certain terms of the Agency Transaction entered into with [•] under, and pursuant to, that certain Equity Distribution Agreement between Investors Real Estate Trust, a North Dakota real estate investment trust (the “Company”), and IRET Properties, a North Dakota Limited Partnership (the “Operating Partnership”), BMO Capital Markets Corp., BTIG, LLC, Jefferies LLC, Raymond James & Associates, Inc. and Robert W. Baird & Co. Incorporated (each an “Agent” and collectively, the “Agents”), dated November 7, 2019 (the “Agreement”). Please indicate your acceptance of the proposed terms below. Upon acceptance, the particular Agency Transaction to which this Transaction Notice relates shall supplement, form a part of, and be subject to, the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The terms of the particular Agency Transaction to which this Transaction Notice relates are as follows:

Trading Day(s) on which Shares may be Sold:	[_______], 20[__], [_______], 20[__] . . . [_______], 20[__]

Maximum Number of Shares to be Sold in the Aggregate:	[_______]

Maximum Number of Shares to be Sold on each Trading Day:	[_______]

Floor Price:	USD[__.__]

Compensation:	[_______]% of the gross proceeds from the sale of Shares

[Remainder of Page Intentionally Blank]

A-1

Very truly yours,

INVESTORS REAL ESTATE TRUST

By:
Name:
Title:

IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

[•]

By:
Name:
Title:

A-2

EXHIBIT B

[NAME OF COMPANY]

Common Shares of Beneficial Interest

TERMS AGREEMENT

[_______], 20[__]

[•]

Ladies and Gentlemen:

Investors Real Estate Trust, a North Dakota real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein, in the Schedule hereto and in the Equity Distribution Agreement, dated November 7, 2019 (the “Equity Distribution Agreement”), between the Company and IRET Properties, a North Dakota Limited Partnership (the “Operating Partnership”), BMO Capital Markets Corp., BTIG, LLC, Jefferies LLC, Raymond James & Associates, Inc. and Robert W. Baird & Co. Incorporated (each an “Agent” and collectively, the “Agents”), to issue and sell to [•] [_______] shares of the Company’s common shares of beneficial interest, no par value per share (the “Purchased Shares”) [, and, solely for the purpose of covering over-allotments, to grant to [•] the option to purchase an additional [_______] shares of such common shares of beneficial interest (the “Additional Shares”)]. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

[[•] shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares at the same purchase price per share to be paid by [•] to the Company for the Purchased Shares. This option may be exercised by [•] at any time (but not more than once) on or before the 30th day following the date of this Terms Agreement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date, the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Shares.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by [•], as agent of the Company, of offers to purchase Shares in Agency Transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

B-1

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to [•] is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Schedule hereto and subject the terms and conditions of the Equity Distribution Agreement incorporated herein as provided in the second immediately preceding paragraph, the Company agrees to issue and sell to [•], and [•] agrees to purchase from the Company, the Purchased Shares at the time and place and at the purchase price set forth in the Schedule hereto.

[Remainder of Page Intentionally Blank]

B-2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [•] and the Company.

INVESTORS REAL ESTATE TRUST

By:
Name: Mark O. Decker, Jr.
Title: Chief Executive Officer

IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP

By:
Name:
Title:

Accepted and agreed as of

the date first above written:

[•]

By:
Name:
Title:

B-3

Schedule to Terms Agreement

[Price to Public:

USD[__.__] per share]

Purchase Price by [•]:

USD[__.__] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same-day funds.]

Method of Delivery:

[To [•]’s account, or the account of [•]’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[_______], 20[__]

Closing Location:

[_______]

Documents To Be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Schedule is annexed):

•     the officer’s certificate referred to in Section 4(c);

•     the legal opinions referred to in Sections 4(d) and (e);

•     the “comfort letter” referred to in Section 4(f); and

•     such other documents as [•] shall reasonably request.

[Indemnity:

[_______]]

[Lockup:

In addition to, and without limiting the generality of, the covenant set forth in Section 3(q) of the Equity Distribution Agreement, [________].]

B-4

EXHIBIT C-1

Opinions to be Delivered by Dorsey & Whitney LLP

1.	The Company is a real estate investment trust validly existing and in good standing under the laws of the State of North Dakota

2.	The Operating Partnership is a limited partnership validly existing and in good standing under the laws of the State of North Dakota.

3.	The Operating Partnership has the limited partnership power to own, lease and operate its properties and conduct its business in all material respects as described in the Registration Statement, the Prospectus and the Prospectus Supplement attached hereto as Annex A and to execute and deliver the Agreement and to perform its obligations thereunder.

4.	The Company has the trust power to own, lease and operate its properties and to conduct its business in all material respects as described in the Registration Statement, the Base Prospectus and the Prospectus Supplement under the caption “The Company” and in the 10-KT under the caption “Item 1. Business” and to execute and deliver the Agreement and to perform its obligations thereunder.

5.	The Company’s authorized Common Shares are as set forth in the Registration Statement and the Prospectus under the caption “Description of Shares of Beneficial Interest.”

6.	The issuance of the Shares has been duly authorized by the Company and, when issued and delivered against payment therefor in accordance with the Agreement and the Resolutions, the Shares will be validly issued, fully paid and nonassessable. The issuance of the Shares is not subject to preemptive or other similar rights arising under the North Dakota Business Corporation Act, or under the Declaration of Trust or the Bylaws of the Company.

7.	The statements in the Registration Statement and the Prospectus under the captions “Description of Shares of Beneficial Interest” and in the Registration Statement under Item 15, insofar as such statements purport to summarize provisions of North Dakota law or the Declaration of Trust or Bylaws of the Company, accurately summarize, in all material respects, such provisions of North Dakota law or the Declaration of Trust or Bylaws of the Company.

C-1-1

8.	The Agreement has been duly authorized, executed and, so far as is known to us, delivered by each of the Company and the Operating Partnership. The Agreement constitutes a valid and binding obligation of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and moratorium laws in effect from time to time and by equitable principles, including, without limitation, concepts or materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. Further, we express no opinion as to (i) the enforceability of Section 5 of the Agreement (relating to indemnification and contribution thereunder), (ii) provisions that relate to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a state court of the State of New York, (iii) waivers by the Company or the Operating Partnership of any statutory or constitutional rights or remedies, or (iv) terms which excuse any person or entity from liability for such person’s or entity’s negligence or willful misconduct. In addition, we draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

9.	The Registration Statement, at the time it became effective, and the Prospectus, as of its date (except as to the financial statements (including the notes thereto) and schedules, and other financial data, contained in the Registration Statement and the Prospectus, as to which we express no opinion), appear on their face to comply as to form in all material respects with the requirements of the Act (including, in the case of the Prospectus, Section 10(a) of the Act); and each filing made with the Commission incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Filings”), at the time such Incorporated Filing was filed with the Commission, appears on its face to comply as to form in all material respects with the applicable requirements of the Exchange Act (except as to the financial statements (including the notes thereto) and schedules, and other financial data contained in such Incorporated Filing, as to which we express no opinion).

10.	The Registration Statement has become effective under the Act and we have no knowledge that any stop order proceedings with respect thereto are pending or threatened under the Act. No consent, approval, authorization or other order under any Applicable Law or consent, approval, authorization or other order of, or registration or filing with any governmental authority of the States of New York or North Dakota, except as required under the States’ securities or blue sky laws (as to which no opinion is rendered), or approval of the shareholders of the Company, is required to be obtained or made by the Company or the Operating Partnership for the execution, delivery and performance by the Operating Partnership of the Agreement and the consummation of the transactions contemplated thereby except as required under the Act, the Exchange Act, the rules of the NYSE or the rules of FINRA (as to which no opinion is rendered) or such as have been obtained or made.

C-1-2

11.	The execution, delivery and performance of the Agreement by the Company and the Operating Partnership, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Agreement do not and will not result in any breach or violation of or constitute a default under, nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under, or give the holder of any indebtedness, or a person acting on such holder’s behalf, the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company, the Operating Partnership or any Significant Subsidiary pursuant to (i) the Partnership Agreement, as amended to date, (ii) the Declaration of Trust or the Bylaws of the Company, (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument that has been filed as an exhibit to the Registration Statement, the Prospectus or any Incorporated Filing (other than any breach, violation, default, right, creation or imposition resulting from a financial test or covenant set forth therein, as to which we express no opinion), (iv) federal laws and the laws of the States of New York and North Dakota, except for the States’ securities or blue sky laws (as to which no opinion is rendered), or (v) any decree, judgment or order to which the Company, the Operating Partnership or any of the Significant Subsidiaries is a named party, which decree, judgment or order is known by us.

12.	Neither the Company, the Operating Partnership nor any Significant Subsidiary is required to register as an “investment company” under the Investment Company Act.

C-1-3

EXHIBIT C-2

Negative Assurance Letter to be Delivered by Dorsey & Whitney LLP

We have participated in conferences with certain officers and other representatives of the Company and the Operating Partnership, representatives of tax counsel for the Company, representatives of the independent registered public accounting firm for the Company, and representatives of, and counsel for, the Agents, at which the contents of the Registration Statement and the Prospectus and the supplements thereto and related matters were discussed. In addition, we have reviewed certain records and other documents furnished to us by the Company and the Operating Partnership. We did not participate in the preparation of the Transition Report on Form 10-KT for the transition period ended December 31, 2018 (the “Transition Report”) or review the Transition Report prior to its filing with the Commission.

The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement or the Prospectus or any supplement thereto, and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement or the Prospectus or any supplement thereto, including, in each case, any information incorporated by reference therein. Moreover, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus or any supplement thereto.

Subject to the foregoing, on the basis of the information we gained in the course of performing the services referred to above, nothing has come to our attention that has caused us to believe that (x) the Registration Statement, at the time it became effective, for the purposes of Section 11 of the Act as such section applies to the Agents, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (y) the Prospectus, as of the date of each of the Basic Prospectus and the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (it being understood that in connection with clauses (x) and (y) above, we make no comment and express no view with respect to (A) the financial statements and related notes and schedules thereto and the auditors’ report thereon, or any other financial, statistical and accounting data or information included in, omitted therefrom or derived therefrom contained or incorporated by reference in the Registration Statement or the Prospectus, or (B) representations and warranties included in the exhibits to (1) the Registration Statement, or (2) any documents incorporated or deemed incorporated by reference therein).

C-2-1

EXHIBIT C-3

Opinions to be Delivered by General Counsel of the Company

1.	The Company is a real estate investment trust duly formed under the laws of the State of North Dakota.

2.	The Operating Partnership is a limited partnership duly formed under the laws of the State of North Dakota.

3.	We have no knowledge that there are any actions, suits, claims, investigations or proceedings pending or threatened in writing to which the Company, the Operating Partnership or any of the Subsidiaries or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described as required.

C-3-1

EXHIBIT C-4

Opinions to be Delivered by Hunton Andrews Kurth LLP

(i)	the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended April 30, 2013 through December 31, 2018, and the Company’s organization and current and proposed method of operation will enable it to continue to qualify for taxation as a REIT under the Code for its taxable year ending December 31, 2019, and thereafter; and

(ii)	the description of the law and the legal conclusions in the Prospectus under the caption “Material Federal Income Tax Considerations” and the Prospectus Supplement under the caption “Additional Material Federal Income Tax Considerations” are correct in all material respects.

C-4-1